Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints James Muchmore, with full power of substitution and re-substitution, as the undersigned’s true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of XTI Aerospace, Inc., a Nevada corporation (the “Company”), Forms 3, 4, and 5, including amendments thereto, in accordance with Section 16(a) of the Exchange Act and the rules and regulations thereunder, and Forms 144, including amendments thereto, in accordance with Rule 144 under the Securities Act;

(3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s sole discretion.

With the undersigned’s consent on a case-by-case basis, and as specifically directed by the undersigned in writing from time-to-time, James Muchmore shall have the full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned also hereby ratifies any action previously taken by such attorney-in-fact that would have been authorized by this Power of Attorney if it had been in effect at the time such action was taken. The undersigned acknowledges that such attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the requirements of the Exchange Act or the Securities Act, including Section 16 of the Exchange Act or Rule 144 under the Securities Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the date on which the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to such attorney-in-fact, or (c) supersession of this Power of Attorney by a new power of attorney regarding the purposes outlined herein that is executed at a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of October, 2026.

/s/ Allan Evans
Allan Evans